                                                                     Exhibit 4.9

                            ------------------------
                            ------------------------

                           NEWS AMERICA INCORPORATED,

                                                Company,

                          THE NEWS CORPORATION LIMITED,
                               FEG HOLDINGS, INC.,
                         FOX ENTERTAINMENT GROUP, INC.,
                        NEWS AMERICA MARKETING FSI, INC.,
                       NEWS PUBLISHING AUSTRALIA LIMITED,

                                                Guarantors
                                       and

                              THE BANK OF NEW YORK,

                                                Trustee

                            ------------------------

                          EIGHTH SUPPLEMENTAL INDENTURE
                            Dated as of June 27, 2003

                         Amending and Supplementing the
                         Amended and Restated Indenture
                           Dated as of March 24, 1993

                            ------------------------

                                Senior Securities

                            ------------------------
                            ------------------------

     EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 27, 2003, among News America Incorporated, a Delaware corporation ("NAI" or the "Company") with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, The News Corporation Limited, an Australian corporation (A.C.N. 007 910 330) ("News Corporation"), FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, Inc., News Publishing Australia Limited, and The Bank of New York, a New York banking corporation (the "Trustee"), amending and supplementing the Amended and Restated Indenture, dated as of March 24, 1993 (the "Original Indenture"), among the Company, the guarantors named therein (collectively, the "Guarantors") and the Trustee, which provided for the issuance from time to time of the Company's senior debt securities, to be issued in one or more series as provided therein (the "Securities"). (The Original Indenture as supplemented by the First Supplemental Indenture, dated as of May 20, 1993, the Second Supplemental Indenture, dated as of May 28, 1993, the Third Supplemental Indenture, dated as of July 21, 1993, the Fourth Supplemental Indenture, dated as of October 20, 1995, the Fifth Supplemental Indenture, dated as of January 8, 1998, the Sixth Supplemental Indenture, dated as of March 1, 1999, the Seventh Supplemental Indenture, dated as of February 14, 2001, and this Eighth Supplemental Indenture, dated as of June 27, 2003, and as may hereafter be supplemented is referred to herein as the or this "Indenture"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

                                    RECITALS:

     WHEREAS, effective June 27, 2003, HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments, each a Guarantor under the Indenture, were each eliminated from the terms of the Guarantee and as Guarantors under the Indenture; and

     WHEREAS, the provisions of this Eighth Supplemental Indenture shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

     WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the "TIA"), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Eighth Supplemental Indenture and has done all things necessary to make this Eighth Supplemental Indenture a valid agreement in accordance with its terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE ONE

                               ORIGINAL INDENTURE

     SECTION 101.   Effect of Original Indenture.

     Except as specifically provided in this Eighth Supplemental Indenture, the Original Indenture shall remain in full force and effect.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

     SECTION 201.   Release of Certain Guarantors.

     In accordance with Section 801 of the Original Indenture, HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments, are each hereby eliminated as Guarantors under the Indenture.

     SECTION 203.   References in the Indenture.

     By reason of the elimination of HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments as Guarantors pursuant to Section 201 hereof, and the continuation, as Guarantors, of the Guarantors under the Indenture, all references in the Indenture to the "Guarantors" are hereby deemed to refer to the following entities and all such references to each or any "Guarantor" are hereby deemed to refer to each of such entities:

     Name                                      Jurisdiction of Incorporation

The News Corporation Limited                             Australia
FEG Holdings, Inc.                                       Delaware
Fox Entertainment Group, Inc.                            Delaware
News America Marketing FSI, Inc.                         Delaware
News Publishing Australia Limited                        Delaware

                                  ARTICLE THREE

                                  MISCELLANEOUS

     SECTION 301.   Effect of Headings.

     The Article and Section headings herein are for convenience of reference only and shall not effect the construction hereof.

     SECTION 302.   Governing Law.

     Subject to the following sentence, this Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Eighth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 303.   Counterparts.

     This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

                                  News America Incorporated


                                  By: /s/ ARTHUR M. SISKIND
                                     ------------------------
                                    Name: Arthur M. Siskind
                                    Title: Senior Executive Vice President


                                  Executed as a Deed in New York,
                                         New York


                                  The News Corporation Limited,
                                         as Guarantor


                                  FEG Holdings, Inc.,
                                         as Guarantor


                                  Fox Entertainment Group, Inc.
                                         as Guarantor


                                  News America Marketing FSI, Inc.,
                                         as Guarantor


                                  News Publishing Australia Limited,
                                         as Guarantor


                                  By: /s/ ARTHUR M. SISKIND
                                     ------------------------
                                     Name: Arthur M. Siskind
                                     Title: Senior Executive Vice President,
                                            News America Incorporated,
                                            for the Guarantors

                                  The Bank of New York


                                  By:  /s/ KISHA A. HOLDER
                                      ---------------------------------
                                       Name: Kisha A. Holder
                                       Title: Assistant Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 24th day of June, 2003, before me personally appeared Arthur M. Siskind who acknowledged himself to be a Senior Executive Vice President of News America Incorporated, and that he, as such Senior Executive Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Senior Executive Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



/s/ CAMILLE MARCIA JOSEPH                       Camille Marcia Joseph
----------------------------                    Notary Public, State of New York
Notary Public                                   No. 01JO6025169
                                                Qualified in King County
[Notarial Seal]                                 Commission Expires June 28, 2003

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On the 30th day of June, 2003, before me personally came Kisha A. Holder, to me known, who, being by me duly sworn, did depose and say that s/he is an Assistant Vice President of The Bank of New York, the New York banking corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said New York banking corporation, and that s/he signed her/his name thereto by like authority.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/S/ LUCILLE MERCURIO                       LUCILLE MERCURIO
--------------------                       Notary Public, State of New York
Notary Public                              No. 03-4654994
                                           Qualified in Bronx County
[Notarial Seal]                            Certificate filed in New York County
                                           Commission Expires December 31, 2005